Exhibit 3.3

Corporations Section                                          Roger Williams
P.O.Box 13697                                                 Secretary of State
Austin, Texas 78711-3697
                        Office of the Secretary of State



August 08, 2006



CT Corporation System
701 Brazos, Ste. 360
Austin, TX 78701 USA

RE:
BTHC VIII, Inc. ( File Number: Not Applicable )




It has been our pleasure to approve and place on record the filing instrument effecting a merger. The appropriate evidence of filing is attached for your files. Payment of the filing fee is acknowledged by this letter.

If we can be of further service at any time, please let us know. Sincerely,

Corporations Section
Business & Public Filings Division


Enclosure

Corporations Section                                          Roger Williams
P.O.Box 13697                                                 Secretary of State
Austin, Texas 78711-3697
                        Office of the Secretary of State


                              CERTIFICATE OF MERGER

The undersigned, as Secretary of State of Texas, hereby certifies that a filing instrument merging

                                 BTHC VIII, LLC
                    Domestic Limited Liability Company (LLC)
                            [File Number: 706810422]

                                      Into

                                 BTHC VIII, Inc.
                         Foreign For-Profit Corporation
                                  Delaware, USA
               [Entity not of Record, Filing Number Not Available]


has been received in this office and has been found to conform to law.

Accordingly, the undersigned, as Secretary of State, and by the virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing the acceptance and filing of the merger on the date shown below.

Dated: 08/07/2006
Effective: 08/07/2006








                                                        /s/ Roger Williams

                                                       Roger Williams
                                                       Secretary of State





                               ARTICLES OF MERGER
                                       of
                                 BTHC V111, LLC
                       (a Texas limited liability company)
                                  with and into
                                 BTHC VIII, INC.
                            (a Delaware corporation)
                                                                FILED
                                                        In the Office of the
                                                     Secretary of State of Texas

                                                             AUG 07 2006
                                                        Corporations Section


         The following Articles of Merger are hereby certified by the undersigned in accordance with the provisions of the Texas Limited Liability Company Act (the "TLLCA") and the Delaware General Corporation Law (the "DGCL"):

1. An Agreement and Plan of Merger has been adopted in accordance with the TLLCA and the DGCL providing for the merger of BTHC VIII, LLC, a Texas limited liability company, with and into BTHC VIII Inc., a Delaware corporation (the "Surviving Corporation"), the latter of which will be the sole surviving entity of this merger (the "Merger". The two foregoing entities are the only parties to the merger.

2. An executed copy of the Agreement and Plan of Merger is on file at the principal place of business oldie Surviving Corporation at 12890 Hilltop Road, Argyle, Texas 76226. A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation on written request and without cost to any member of BTHC VIII LLC or stockholder of BTHC VIII, Inc.

3. The Plan of Merger was authorized by all action required by the laws under which party thereto was formed and by each party's constituent documents .

4. The Surviving Corporation hereby assumes responsibility for the payment of all fees and franchise taxes of the merged entities and will be obligated to pay such fees and franchise taxes.

5. The Merger will be effective upon the acceptance for filing of (a) these Articles of Mergerwith the Secretary of State of Texas and (b) a Certificate of Merger with the Secretary of State of Delaware.


IN WITNESS WHEREOF, the undersigned have executed these Articles of Merger as of the 7th day of August 2006.

                                               BTHC VIII, LLC


                                               By: /s/ Timothy P. Halter
                                                  ------------------------------
                                                  Timothy P. Halter, President

                                               BTHC VIII, INC.

                                               By: /s/ Timothy P. Halter
                                                  ------------------------------
                                                  Timothy P Halter President